Exhibit 99.3

Kenexa Corporation and Subsidiaries

Pro Forma Consolidating Financial Statements

(Unaudited)

The unaudited pro forma consolidating balance sheet of the Company as of September 30, 2010, has been prepared as if the Company’s acquisition of Salary.com had been consummated on September 30, 2010. The unaudited pro forma consolidating statements of operations for the year ended December 31, 2009 and nine months ended September 30, 2010, are presented as if the Company’s acquisition of Salary.com had occurred on January 1, 2009.

The pro forma consolidating financial statements do not purport to represent what the Company’s financial position or results of operations would have been assuming the completion of the Company’s acquisition of Salary.com, nor do they purport to project the Company’s financial position or results of operations at any future date or for any future period.

These pro forma consolidating financial statements should be read in conjunction with:

(a)	the Company’s Form 10-K for the period ended December 31, 2009 filed on March 16, 2010

(b)	the Company’s Form 8-K filed on October 1, 2010.

Kenexa Corporation and Subsidiaries

Pro Forma Consolidating Balance Sheet

As of September 30, 2010

(In thousands)

(Unaudited)

	Salary.com (A)	Kenexa (B)	Pro Forma Adjustments	F/N	Pro Forma
	(unaudited)	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$6,619	$90,430	$(78,376)	C	$18,673
Accounts receivable, net of allowance for doubtful accounts	6,308	34,918			41,226
Unbilled receivables	—	5,128			5,128
Income tax receivable	—	273			273
Deferred income taxes	—	6,319			6,319
Prepaid expenses and other current assets	1,620	10,813			12,433

Total Current Assets	14,547	147,881	(78,376)		84,052
Property and equipment, net of accumulated depreciation	962	18,542			19,504
Software, net of accumulated amortization	82	21,060			21,142
Goodwill	13,078	5,997	16,073	C	35,148
Intangible assets, net of accumulated amortization	6,422	8,602	56,278	C	71,302
Deferred income taxes, non-current	—	36,686			36,686
Deferred financing costs, net of accumulated amortization	—	81			81
Other long-term assets	1,333	9,975			11,308

Total assets	$36,424	$248,824	$(6,025)		$279,223

Liabilities and Shareholders’ Equity
Current liabilities
Line of credit	$2,525	$—			$2,525
Accounts payable	4,214	9,352			13,566
Notes payable, current	—	5			5
Commissions payable	—	2,047			2,047
Accrued compensation and benefits	3,656	6,387			10,043
Other accrued liabilities	4,491	7,042			11,533
Deferred revenue	31,833	58,708	(17,733)	C	72,808
Capital lease obligations	—	229			229

Total current liabilities	46,719	83,770	(17,733)		112,756
Capital lease obligations, less current portion	—	107			107
Revolving credit loan	—	25,000			25,000
Deferred income taxes	1,636	530	(238)	C	1,928
Other non-current liabilities	15	1,892			1,907

Total liabilities	48,370	111,299	(17,971)		141,698

Commitments and Contingencies
Temporary Equity
Noncontrolling interest	—	2,546			2,546
Shareholders’ (Deficit) Equity
Preferred stock	—	—			—
Common stock	2	227	(2)	D	227
Additional paid-in-capital	103,269	278,656	(103,269)	D	278,656
Accumulated deficit	(114,383)	(139,795)	114,383	D	(139,795)
Accumulated other comprehensive loss	(834)	(4,109)	834	D	(4,109)

Total shareholders’ (deficit) equity	(11,946)	134,979	11,946		134,979

Total liabilities and shareholders’ equity	$36,424	$248,824	$(6,025)		$279,223

Kenexa Corporation and Subsidiaries

Pro Forma Consolidating Statement of Operations

For the nine months ended September 30, 2010

(In thousands, except share and per share data)

(Unaudited)

	Salary.com (A)	Kenexa (B)	Pro Forma Adjustments	F/N	Pro Forma
Revenues:
Subscription	$28,239	$109,136			$137,375
Other	2,184	26,177			28,361

Total revenues	30,423	135,313			165,736
Cost of revenues	7,919	46,828	(936)	C	53,811

Gross profit	22,504	88,485	936		111,925

Operating expenses:
Sales and marketing	16,921	32,540	(2,385)	C	47,076
General and administrative	15,786	32,542	(8,033)	C/F	40,295
Research and development	8,100	7,693	(1,775)	C	14,018
Depreciation and amortization	3,781	12,457	8,175	D	24,413
Goodwill impairment charge	5,599	—			5,599
Restructuring charge	6,653	—			6,653

Total operating expenses	56,840	85,232	(4,018)		138,054

(Loss) income from operations	(34,336)	3,253	4,954		(26,129)
Interest income (expense)	—	355	(844)	E	(489)
Loss on change in fair market value of investments including ARS and put option, net and sale of municipal bonds	—	(379)			(379)
Other expense	(248)	—			(248)

(Loss) income before income tax	(34,584)	3,229	4,110		(27,245)
Income tax expense	(123)	(906)			(1,029)

Net (loss) income	$(34,707)	$2,323	$4,110		$(28,274)
Income allocated to noncontrolling interests	—	(406)			(406)
Accretion associated with variable interest entity	—	(809)			(809)
Discontinued operations	545	—			545

Net (loss) income allocable to common shareholders	$(34,162)	$1,108	$4,110		$(28,944)

Basic net income (loss) per share		$0.05			$(1.28)
Weighted average shares used to compute net income (loss) allocable to common shareholders per share – basic		22,603,323			22,603,323
Diluted net income (loss) per share		$0.05			$(1.31)
Weighted average shares used to compute net income (loss) allocable to common shareholders per share – diluted		23,098,070			23,098,070

Kenexa Corporation and Subsidiaries

Pro Forma Consolidating Statement of Operations

For the year ended December 31, 2009

(In thousands, except share and per share data)

(Unaudited)

	Salary.com (A)	Kenexa (B)	Pro Forma Adjustments	F/N	Pro Forma
Revenues:
Subscription	$43,021	$133,854			176,875
Other	3,146	23,815			26,961

Total revenues	46,167	157,669			203,836
Cost of revenues	13,244	53,371	(1,271)	C	65,344

Gross profit	32,923	104,298	1,271		138,492

Operating expenses:
Sales and marketing	22,235	35,182	(2,535)	C	54,882
General and administrative	13,514	40,801	(4,415)	C/F	49,900
Research and development	9,654	9,757	(1,358)	C	18,053
Depreciation and amortization	6,412	14,264	9,502	D	30,178
Goodwill impairment charge	—	33,329			33,329
Restructuring charge	3,312	—			3,312

Total operating expenses	55,127	133,333	1,194		189,654

Loss from operations	(22,204)	(29,035)	77		(51,162)
Interest expense	—	(44)	(1,125)	E	(1,169)
Loss on change in fair market value of investments including ARS and put option, net and sale of municipal bonds	—	(12)			(12)
Other expense	(297)	—			(297)

Loss before income tax	(22,501)	(29,091)	(1,048)		(52,640)
Income tax expense	(98)	(1,927)			(2,025)

Net loss	$(22,599)	$(31,018)	$(1,048)		$(54,665)
Income allocated to noncontrolling interests	—	(61)			(61)

Net loss allocable to common shareholders	$(22,599)	$(31,079)	$(1,048)		$(54,726)

Basic and diluted net loss per share		$(1.38)			$(2.43)
Weighted average shares used to compute net loss allocable to common shareholders per share – basic and diluted		22,532,719			22,532,719

Kenexa Corporation

Notes to Pro Forma Consolidating Financial Statements

(Unaudited)

Notes to Pro Forma Consolidating Balance Sheet as of September 30, 2010

(A)	To reflect the historical balance sheet of Salary.com as of September 30, 2010.

(B)	To reflect the historical balance sheet of the Company as of September 30, 2010.

(C)	To record the consideration of $78.4 million for the purchase of Salary.com, financed through borrowings under our credit facility for $25.0 million and $53.4 through existing cash. The total purchase price has been allocated on a preliminary basis to assets acquired and liabilities assumed based upon management’s best estimate of their fair value with excess cost over the net tangible and intangible assets acquired allocated to goodwill and identified intangible assets as presented below.

The preliminary estimated fair value determination is allocated as follows and is for illustrative purposes only

Description	Amount	Amortization period
Assets Acquired
Cash and cash equivalents	$6,619
Accounts receivable	6,308
Prepaid expenses and other current assets	1,620
Fixed assets	1,044
Other assets	1,333
Trademark/Trade name, Service Marks & Domain Name	1,400	3 years
Customer lists	40,000	12 years
Software	4,100	3 years
Content	17,200	3 years
Goodwill	29,151	Indefinite

Less: Liabilities Assumed
Line of credit	(2,525)
Accounts payable	(4,214)
Accrued compensation	(3,656)
Accrued other liabilities	(4,491)
Deferred Revenue	(14,100)
Deferred federal income taxes	(1,398)
Other noncurrent liabilities	(15)

Total fair value of the acquisition	$78,376

(D) To eliminate Salary.com’s shareholders’ deficit as of September 30, 2010

Kenexa Corporation

Notes to Pro Forma Consolidating Financial Statements (continued)

(Unaudited)

Notes to Pro Forma Consolidating Statement of Operations for the nine months ended September 30, 2010.

(A)	To reflect the consolidated historical statement of operations of Salary.com for the nine months ended September 30, 2010.

(B)	To reflect the consolidated historical statement of operations of the Company for the nine months ended September 30, 2010, as reported.

(C)	To reflect reduced staff expense including salaries, employer taxes, bonus, and fringe benefits. The Company notified employees of their termination on the acquisition date and entered into severance agreements with such employees that state the termination benefit.

(D)	To reflect the amortization of intangible assets (per the allocation of the estimated purchase price) that would have been recorded in the period, using a useful life of three to twelve years. The amortization is subject to revision based upon the completion of the purchase price allocation study.

(E)	To reflect the Company’s borrowings under the Credit Agreement at LIBOR plus 225 basis points or the Base Rate, as defined, plus 125 basis points. Interest on LIBOR borrowings is calculated on an actual/360 day basis and is payable the earlier of quarterly or on the last day of each interest period. The base interest rate at September 30, 2010 was 4.5%.

(F)	To reflect professional fee expenses of approximately $1.5 million and reduced outside board of director fees and CEO transition and separation fees of approximately $0.9 million and $2.1 million, respectively.

Notes to Pro Forma Consolidating Statement of Operations for the year ended December 31, 2009.

(A)	To reflect the consolidated historical statement of operations of Salary.com for the twelve months ended December 31, 2009.

(B)	To reflect the consolidated historical statement of operations of the Company for the year ended December 31, 2009, as reported.

(C)	To reflect reduced staff expense including salaries, employer taxes, bonus, and fringe benefits. The Company notified employees of their termination on the acquisition date and entered into severance agreements with such employees that state the termination benefit.

(D)	To reflect the amortization of intangible assets (per the allocation of the estimated purchase price) that would have been recorded in the period, using a useful life of three to twelve years. The amortization is subject to revision based upon the completion of the purchase price allocation study.

(E)	To reflect the Company’s borrowings under the Credit Agreement at LIBOR plus 225 basis points or the Base Rate, as defined, plus 125 basis points. Interest on LIBOR borrowings is calculated on an actual/360 day basis and is payable the earlier of quarterly or on the last day of each interest period. The base interest rate at September 30, 2010 was 4.5%.

(F)	To reflect professional fee expenses of approximately $1.5 million and reduced outside board of director fees of approximately $0.5 million.